                                             Registration No. 333-____________
==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                 ---------------
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ---------------

                                META GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                    DELAWARE                                   06-0971675
          (State or other Jurisdiction                      (I.R.S. Employer
       of Incorporation or Organization)                 Identification Number)

                                208 HARBOR DRIVE
                        STAMFORD, CONNECTICUT 06912-0061
                                 (203) 973-6700
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                                  DALE KUTNICK
                      President and Chief Executive Officer
                                META GROUP, INC.
                                208 Harbor Drive
                        Stamford, Connecticut 06912-0061
                                 (203) 973-6700
    (Name, Address, Including Zip Code, and Telephone Number, Including Area
                           Code, of Agent for Service)

                                    Copy to:
                              MARK J. MACENKA, ESQ.
                         TESTA, HURWITZ & THIBEAULT, LLP
                       High Street Tower, 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000
                                 ---------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                               -------------------
                         CALCULATION OF REGISTRATION FEE

================================================================================
TITLE OF SHARES AMOUNT TO BE   PROPOSED MAXIMUM  PROPOSED MAXIMUM    AMOUNT OF
     TO BE       REGISTERED     OFFERING PRICE      AGGREGATE       REGISTRATION
  REGISTERED         (1)        PER SHARE (2)    OFFERING PRICE (2)    FEE (3)
--------------------------------------------------------------------------------

Common Stock,
$.01 par value
per share          263,690          $14.25        $3,757,582.50       $992.00
================================================================================
(1) A combined prospectus is being used pursuant to Rule 429 under the Securities Act of 1933, as amended. Upon effectiveness, the combined prospectus will also relate to 145,227 shares previously registered by the registrant pursuant to a Registration Statement on Form S-3 (File No. 333-67557) filed on November 19, 1998, for which a fee of $789.80 was previously paid to the Securities and Exchange Commission by the registrant.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

(3) Pursuant to Rule 457(c) under the Securities Act of 1933, the registration fee has been calculated based upon the average of the high and low prices per share of the Common Stock of META Group, Inc. on the Nasdaq National Market on September 1, 2000.

      Pursuant to Rule 429 of the Securities Act of 1933, as amended, the prospectus which forms a part of this Registration Statement is a combined prospectus and relates to this Registration Statement, which will register 263,690 shares of the registrant's Common Stock upon effectiveness, and Registration Statement No. 333-6557 filed on Form S-3, which registered 145,227 shares of the registrant's Common Stock and was declared effective on December 7, 1998.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                   PROSPECTUS

                                 408,917 SHARES

                                META GROUP, INC.

                                  COMMON STOCK



      Certain stockholders (the "Selling Stockholders") of META Group, Inc. ("META" or the "Company") are offering and selling from time to time up to 408,917 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"), of the Company under this prospectus. Of these Shares, 263,690 Shares are being registered hereby and 145,227 Shares were previously registered, of which 8,173 Shares remain unsold. The Selling Stockholders have indicated that sales of their Shares may be made by the methods described in the section entitled "Plan of Distribution" in this Prospectus.

      The Selling Stockholders are former stockholders of The Sentry Group, Inc. ("Sentry"). They acquired the Shares in connection with the merger (the "Sentry Merger") of our wholly-owned subsidiary with and into Sentry pursuant to an Agreement and Plan of Merger dated as of September 23, 1998, as amended (the "Merger Agreement"). Sentry is now our wholly-owned subsidiary.

      We will not receive any of the proceeds from the resale of the Shares. We have agreed to bear all of the expenses in connection with the registration and resale of the Shares (other than selling commissions and the fees and expenses of counsel or other advisors to the Selling Stockholders).

      Our Common Stock is quoted on the Nasdaq National Market under the symbol "METG." On September 1, 2000, the last reported sale price for the Common Stock on the Nasdaq National Market was $14.00 per share. Our principal offices are located at 280 Harbor Drive, Stamford, Connecticut 06912 and our telephone number is (203) 973-6700.

      SEE "RISK FACTORS" ON PAGE 2 FOR INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                             ----------------------

      THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAVE THOSE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS ACCURATE AND COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      PROSPECTIVE INVESTORS SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR INFORMATION SPECIFICALLY INCORPORATED BY REFERENCE IN THIS PROSPECTUS. THE COMPANY HAS NOT AUTHORIZED ANYONE TO PROVIDE PROSPECTIVE INVESTORS WITH INFORMATION THAT IS DIFFERENT.

      NEITHER THE DELIVERY OF THIS PROSPECTUS, NOR ANY SALE OF THE SHARES, SHALL CREATE ANY IMPLICATION THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AFTER THE DATE HEREOF.

      THIS PROSPECTUS IS NOT AN OFFER TO OR SOLICITATION OF ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS ILLEGAL.

      THE INFORMATION CONTAINED IN THIS PROSPECTUS IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THE SHARES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SHARES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

                             ----------------------

            THE DATE OF THIS PROSPECTUS IS ____________ ___, 2000

                                  RISK FACTORS

      Our Annual Report on Form 10-K for the year ended December 31, 1999 discloses detailed risk factors that should be read in conjunction with the information in this Prospectus (and the documents incorporated by reference into this Prospectus) and are hereby incorporated by reference into this Prospectus.

                                   THE COMPANY

      We and our wholly-owned subsidiaries, The Sentry Group, Inc., MG (Bermuda) Ltd. and 1422722 Ontario Inc. (collectively, also referred to herein as the "Company"), are an independent market and business process assessment company. We provide research and analysis of developments, trends and organizational issues relating to the computer hardware, software, communications and related information technology ("IT") industries and their impact on the conduct of business to IT users and vendors. IT user organizations utilize our research, analysis and recommendations to develop and employ cost-effective and revenue enhancing strategies for selecting and implementing timely IT solutions and for aligning these solutions with business priorities. IT vendors use our services for help in product positioning, marketing and market planning, as well as for internal IT decision-making.

                                 USE OF PROCEEDS

      We will not receive any proceeds from the resale of the Shares by the Selling Stockholders hereunder. See "Selling Stockholders" and "Plan of Distribution." The principal purpose of this offering is to effect an orderly disposition of the Selling Stockholders' Shares.

                              SELLING STOCKHOLDERS

      The following table sets forth as of September 1, 2000, the name of each Selling Stockholder, the number of Shares owned before this offering by each Selling Stockholder and the maximum number of Shares that each Selling Stockholder may offer and sell pursuant to this Prospectus. Each of the Selling Stockholders acquired his, her or its Shares in connection with the Sentry Merger pursuant to the Merger Agreement. An aggregate of 145,227 shares of Common Stock issued to the Selling Stockholders upon the closing of the Sentry Merger and an aggregate of 263,690 shares of Common Stock issued to the Selling Stockholders as contingent consideration pursuant to the Merger Agreement are being offered pursuant to this Prospectus. Since the Selling Stockholders may sell all, some or none of their Shares, no estimate can be made of the aggregate number or percentage of Shares that each Selling Stockholder will own upon completion of the offering to which this Prospectus relates. Accordingly, each Selling Stockholder has been presumed to sell all of his, her or its Shares offered hereby for purposes of calculating the "Number of Shares Owned After Offering" in the table below. See "Plan of Distribution." In addition, an aggregate of 44,965 shares of Common Stock (the "Escrow Shares") issued to the Selling Stockholders and a certain other stockholder of the Company were placed in escrow pursuant to the Merger Agreement. These Escrow Shares may be used to satisfy indemnification claims in accordance with the escrow agreement incorporated by reference as Exhibit 4.2 herein and the Merger Agreement. As of May 16, 2000, 27,230 Escrow Shares have been released to us in satisfaction of certain indemnification claims. Except for the shares owned by Paul M. Beals after the offering, the "Number of Shares Owned After Offering" in the table below are the remaining Escrow Shares. None of the Selling Stockholders has had any material relationship with us or any of our affiliates within the past three years except as described below.

      The Shares offered by this Prospectus may be offered from time to time by and for the respective accounts of the Selling Stockholders named below or their permitted pledgees, donees, transferees, beneficiaries, distributees or successors-in-interest.


                                      NUMBER OF       NUMBER OF       NUMBER OF
                                       SHARES      SHARES OFFERED      SHARES
                                    OWNED BEFORE     PURSUANT TO     OWNED AFTER
SELLING STOCKHOLDERS                  OFFERING     THIS PROSPECTUS    OFFERING
--------------------               --------------  ---------------   -----------

Safeguard Scientifics
   (Delaware), Inc.(1)                216,575(2)      187,255(3)       12,186

William A. Gannon, Sr.(4)              59,668(5)       51,556(6)        3,371



----------
(1) Prior to the Sentry Merger, was a principal stockholder of Sentry and The Value Sourcing Group, Inc. ("Value"), a predecessor of Sentry, had the right to elect members of the Board of Sentry and provided administrative and other services to Sentry pursuant to a services agreement.

(2) Includes 17,134 Escrowed Shares released to the Company.

(3) In addition to the 124,954 Shares held by Safeguard Scientifics (Delaware), Inc. which are being registered hereby, the Company previously registered 62,301 Shares held by Safeguard Scientifics (Delaware), Inc. in connection with Registration Statement No. 333-67557 filed on November 19, 1998 (the "First Registration Statement"), 58,117 of which were sold as of September 1, 2000.

(4) Former Chairman of the Board of Sentry.

(5) Includes 4,741 Escrowed Shares released to the Company.

                                      NUMBER OF       NUMBER OF       NUMBER OF
                                       SHARES      SHARES OFFERED      SHARES
                                    OWNED BEFORE     PURSUANT TO     OWNED AFTER
SELLING STOCKHOLDERS                  OFFERING     THIS PROSPECTUS    OFFERING
--------------------               --------------  ---------------   -----------

Robert H. Cawly(7)                      35,514      35,514(8)             0

Kirk K. Reiss(9)                        32,557      32,557(10)            0

Patricia A. Cawly                       23,802      23,802(11)            0

William A. Gannon, Jr.(12)              21,780      21,780(13)            0

Carol G. Gannon                         15,868(14)  13,840(15)          843

Carl G. Sempier(16)                     13,235(17)  11,544(18)          703

Damon P. Gannon                         11,900(19)  10,379(20)          632

--------------------------------------------------------------------------------

(6) In addition to the 34,317 Shares held by William A. Gannon, Sr. which are being registered hereby, the Company previously registered 17,239 Shares held by Mr. Gannon in connection with the First Registration Statement, all of which were sold by Mr. Gannon as of September 1, 2000.

(7) Former President and Chief Executive Officer of Sentry and Senior Vice President - Consulting of the Company.

(8) In addition to the 20,425 Shares held by Robert H. Cawly which are being registered hereby, the Company previously registered 15,089 Shares held by Mr. Cawly in connection with the First Registration Statement, all of which were sold as of September 1, 2000.

(9) Former Senior Vice President of Sentry and Vice President and Secretary of Value and Senior Vice President - Consulting of the Company.

(10) In addition to the 19,556 Shares held by Kirk K. Reiss which are being registered hereby, the Company previously registered 13,001 Shares held by Mr. Reiss in connection with the First Registration Statement, all of which were sold as of September 1, 2000.

(11) In addition to the 14,297 Shares held by Patricia A. Cawly which are being registered hereby, the Company previously registered 9,505 Shares held by Ms. Cawly in connection with the First Registration Statement, all of which were sold as of September 1, 2000.

(12) Former President of Sentry Research and Analyst Services, a division of Sentry and Senior Vice President - Consulting of the Company.

(13) In addition to the 13,082 Shares held by William A. Gannon, Jr. which are being registered hereby, the Company previously registered 8,698 Shares held by Mr. Gannon in connection with the First Registration Statement, all of which were sold as of September 1, 2000.

(14) Includes 1,185 Escrowed Shares released to the Company.

(15) In addition to the 9,531 Shares held by Carol G. Gannon which are being registered hereby, the Company previously registered 4,309 Shares held by Ms. Gannon in connection with the First Registration Statement, all of which were sold as of September 1, 2000.

(16) Former Director of Sentry and Chairman of the Board of Value.

(17) Includes 988 Escrowed Shares released to the Company.

(18) In addition to the 7,950 Shares held by Carl G. Sempier which are being registered hereby, the Company previously registered 3,594 Shares held by Mr. Sempier in connection with the First Registration Statement, all of which were sold as of September 1, 2000.

(19) Includes 889 Escrowed Shares released to the Company.

                                      NUMBER OF       NUMBER OF       NUMBER OF
                                       SHARES      SHARES OFFERED      SHARES
                                    OWNED BEFORE     PURSUANT TO     OWNED AFTER
SELLING STOCKHOLDERS                  OFFERING     THIS PROSPECTUS    OFFERING
--------------------               --------------  ---------------   -----------

William D. Hoffman(21)                   3,970      3,970(22)              0

Kathleen M. Flynn(23)                    3,852      3,852(24)              0

Michael P. Walsh(25)                     3,210      3,210(26)              0

Phillip J. Morrison                      2,117      2,117(27)              0

Thomas B. Hickey(28)                     1,984      1,984(29)              0

Robert D. Kelley                         1,764      1,764(30)              0

David R. Brousell(31)                    1,481      1,481(32)              0

The Robert DeN. Cope 1995 Trust(33)        792        792(34)              0


--------------------------------------------------------------------------------

(20) In addition to the 7,148 Shares held by Damon P. Gannon which are being registered hereby, the Company previously registered 3,231 Shares held by Mr. Gannon in connection with the First Registration Statement, all of which were sold as of September 1, 2000.

(21) Former Vice President of Sentry.

(22) In addition to the 2,385 Shares held by William D. Hoffman which are being registered hereby, the Company previously registered 1,585 Shares held by Mr. Hoffman in connection with the First Registration Statement, none of which were sold as of September 1, 2000.

(23) Former Vice President, Controller of Sentry.

(24) In addition to the 2,314 Shares held by Kathleen M. Flynn which are being registered hereby, the Company previously registered 1,538 Shares held by Ms. Flynn in connection with the First Registration Statement, all of which were sold as of September 1, 2000.

(25) Former Senior Vice President of Sentry.

(26) In addition to the 1,928 Shares held by Michael P. Walsh which are being registered hereby, the Company previously registered 1,282 Shares held by Mr. Walsh in connection with the First Registration Statement, all of which were sold as of September 1, 2000.

(27) In addition to the 1,272 Shares held by Phillip J. Morrison which are being registered hereby, the Company previously registered 845 Shares held by Mr. Morrison in connection with the First Registration Statement, none of which were sold as of September 1, 2000.

(28) Former Senior Vice President of Sentry.

(29) In addition to the 1,192 Shares held by Thomas B. Hickey which are being registered hereby, the Company previously registered 792 Shares held by Mr. Hickey in connection with the First Registration Statement, all of which were sold as of September 1, 2000.

(30) In addition to the 1,060 Shares held by Robert D. Kelley which are being registered hereby, the Company previously registered 704 Shares held by Mr. Kelley in connection with the First Registration Statement, none of which were sold as of September 1, 2000.

(31) Former Vice President, Editorial Director of Sentry.

(32) In addition to the 890 Shares held by David R. Brousell which are being registered hereby, the Company previously registered 591 Shares held by Mr. Brousell in connection with the First Registration Statement, none of which were sold as of September 1, 2000.

                                      NUMBER OF       NUMBER OF       NUMBER OF
                                       SHARES      SHARES OFFERED      SHARES
                                    OWNED BEFORE     PURSUANT TO     OWNED AFTER
SELLING STOCKHOLDERS                  OFFERING     THIS PROSPECTUS    OFFERING
--------------------               --------------  ---------------   -----------

Paul M. Beals                              962         661(35)           301

Anthony W. Stein                           661         661(36)             0

John B. Hartman                            198         198(37)             0


      Certain of the Selling Stockholders are presently employed by the Company. The Sentry Merger was accounted for as a purchase for financial accounting purposes.

      Each of the Selling Stockholders represented to the Company, in connection with the completion of the Sentry Merger, that he, she or it was acquiring the Shares from the Company without any present intention of effecting a distribution of those Shares. In recognition of the fact that the Selling Stockholders may want to be able to sell their shares when they consider appropriate, the Company agreed to file with the Commission a Registration Statement on Form S-3 (of which this Prospectus is a part) to permit the public sale of the Shares by the Selling Stockholders from time to time. The Company may suspend or terminate the registration statement relating to the Shares at any time for any reason.

      The Company has agreed to bear all expenses in connection with the registration and resale of the Shares (other than underwriting discounts and selling commissions and the fees and expenses of counsel and other advisors to the Selling Stockholders). See "Plan of Distribution." The Registration Rights Agreement dated as of October 20, 1998, between the Company and each of the Selling Stockholders (the "Registration Rights Agreement") provides that the Company will indemnify the Selling Stockholders for any losses incurred by them in connection with actions arising from any untrue statement of a material fact in the registration statement relating to the Shares or any omission of a material fact required to be stated therein, unless such statement or omission was made in reliance upon information furnished to the Company by the Selling Stockholder or corrected in an amended prospectus not delivered prior to confirmation of sale. Similarly, the Registration Rights Agreement provides that each Selling Stockholder will indemnify the Company and its officers and directors for any losses incurred by them in connection with any action arising from any untrue statement of material fact in the registration statement

--------------------------------------------------------------------------------
(33) The grantor of The Robert DeN. Cope 1995 Trust, Robert DeN. Cope, Esq., is the former Clerk of, and former outside counsel to, Sentry.

(34) In addition to the 476 Shares held by The Robert DeN. Cope 1995 Trust which are being registered hereby, the Company previously registered 316 Shares held by The Robert DeN. Cope 1995 Trust in connection with the First Registration Statement, all of which were sold as of September 1, 2000.

(35) In addition to the 397 Shares held by Paul M. Beals which are being registered hereby, the Company previously registered 264 Shares held by Mr. Beals in connection with the First Registration Statement, none of which were sold as of September 1, 2000.

(36) In addition to the 397 Shares held by Anthony W. Stein which are being registered hereby, the Company previously registered 264 Shares held by Mr. Stein in connection with the First Registration Statement, all of which were sold as of September 1, 2000.

(37) In addition to the 119 Shares held by John B. Hartman which are being registered hereby, the Company previously registered 79 Shares held by Mr. Hartman in connection with the First Registration Statement, all of which were sold as of September 1, 2000.

relating to the Shares or any omission of a material fact required to be stated therein, if such statement or omission was made in reliance on written information furnished to the Company by such Selling Stockholder.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                              PLAN OF DISTRIBUTION

      The Shares offered hereby may be sold from time to time by the Selling Stockholders for their own accounts. The Company will receive none of the proceeds from this offering. The Company will bear all costs and expenses incident to the offering and sale of the Shares to the public, including without limitation, legal fees and disbursements of counsel for the Company, "blue sky" expenses, accounting fees and filing fees, but excluding any underwriting or brokerage commissions or similar charges and legal fees and disbursements of counsel for the Selling Stockholders, if any.

      Resales of the Shares by the Selling Stockholders are not subject to any underwriting agreement. The Shares covered by this Prospectus may be sold by the Selling Stockholders or by permitted pledgees, donees, transferees, beneficiaries, distributees or successors-in-interest. In addition, certain of the Selling Stockholders are corporations or trusts which may, in the future, distribute their shares to their shareholders or trust beneficiaries, respectively. Those shares may later be sold by those shareholders or trust beneficiaries. The Shares offered by each Selling Stockholder may be sold from time to time at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. Such sales may be effected in the over-the-counter market, on the Nasdaq National Market, or on any exchange on which the Shares may then be listed. The Shares may be sold by one or more of the following: (a) one or more block trades in which a broker or dealer so engaged will attempt to sell all or a portion of the Shares held by the Selling Stockholders as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) in negotiated transactions, and (e) through other means. There is no assurance that any of the Selling Stockholders will sell any or all of the Shares offered by them. The Selling Stockholders may effect such transactions by selling Shares through customary brokerage channels, either through broker-dealers acting as agents or brokers, or through broker-dealers acting as principals, who may then resell the Shares, or at private sales or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions, commissions, or fees from the Selling Stockholders and/or purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Shares positioned by them might be deemed to be underwriting compensation, within the meaning of the Securities Act, in connection with such sales.

      The Company may suspend or terminate the registration statement relating to the Shares at any time for any reason.

      The Company will inform the Selling Stockholders that the antimanipulation rules under the Exchange Act (Regulation M - Rule 102) may apply to sales in the market and will furnish the Selling Stockholders upon request with a copy of these rules. The Company will also inform the Selling Stockholders of the need for delivery of copies of this Prospectus.

      Any Shares covered by the Prospectus that qualify for resale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

      The Common Stock is quoted on the Nasdaq National Market under the symbol "METG."


                                  LEGAL MATTERS

      The legality of the Shares is being passed upon for us by Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts.

                                     EXPERTS

      The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

      We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith we file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by us may be read and copied at the public reference room maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The public may obtain information on the operation of the public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549 by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Common Stock of the Company is quoted on the Nasdaq National Market. Reports, proxy statements and other information concerning us may be inspected at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, N.W., Washington, D.C. 20006.

      We have filed with the Commission a Registration Statement on Form S-3 (including all amendments thereto, the "Registration Statement") under the Securities Act with respect to the Shares offered hereby. This Prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information regarding us and the Shares offered hereby, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. Statements contained in this Prospectus regarding the contents of any agreement or other document filed as an exhibit to the Registration Statement are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement for a more complete description of the matters involved. The Registration Statement, including the exhibits and schedules thereto, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or through its Internet site (http://www.sec.gov).

      META GROUP(R) is a registered trademark of the Company. The META GROUP logo(TM), META(TM), META DELTAS(TM), META FAX(TM), META FLASH(TM), and META TRENDS(TM) are trademarks of the Company.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference:

      1. The Company's Annual Report on Form 10-K for the year ended December 31, 1999 filed pursuant to the Exchange Act which contains audited financial statements for each of the three years in the period ended December 31, 1999 (File No. 0-27280).

      2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000 (File No. 0-27280).

      3. The section entitled "Description of Registrant's Securities to be Registered" contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act on November 24, 1995, and incorporating by reference the information contained in the Company's Registration Statement on Form S-1, SEC File No. 33-97848, as amended.

      All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Shares, shall be deemed to be incorporated by reference in this Prospectus and made a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to META Group, Inc., Attention: Investor Relations Department, 208 Harbor Drive, Stamford, Connecticut 06912-0061, telephone number (203) 973-6700.

==============================================================================
No dealer, sales representative or any other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any of the Selling Stockholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the registered securities to which it relates or an offer to, or a solicitation of, any person in any jurisdiction where such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

                          -------------------------

                              TABLE OF CONTENTS


                                  PAGE

Risk Factors....................    2
The Company.....................    2
Use of Proceeds.................    2
Selling Stockholders............    3
Plan of Distribution............    7
Legal Matters...................    8
Experts.........................    8
Where You Can Find More
 Information....................    8
Incorporation of Certain
 Information by Reference.......    9

==============================================================================





                                 408,917 SHARES



                                META GROUP, INC.


                                  COMMON STOCK






                             -----------------------

                                   PROSPECTUS

                             _____________ ___, 2000


                            ------------------------













==============================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      Estimated expenses payable in connection with the sale of the Common Stock offered hereby are as follows:

            SEC Registration fee...........................         $992.00
            Nasdaq Additional Listing fee..................       $2,934.08
            Legal fees and expenses........................       22,000.00
            Accounting fees and expenses...................        2,000.00
                  Total....................................      $27,926.08

      The Company will bear all expenses shown above. All amounts other than the SEC Registration fee and the Nasdaq Additional Listing fee are estimated solely for the purpose of this offering.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Company's Certificate of Incorporation contains certain provisions permitted under the Delaware General Corporation Law (the "DGCL") relating to the liability of directors. These provisions eliminate a director's personal liability for monetary damages resulting from a breach of fiduciary duty, except in certain circumstances involving certain wrongful acts, such as (i) for any breach of the director's duty of loyalty to the Company, or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derives an improper personal benefit. These provisions do not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a Director's fiduciary duty. These provisions will not alter a director's liability under federal securities laws. The Company's Certificate of Incorporation also contains provisions indemnifying the directors and officers of the Company, to the fullest extent permitted by the DGCL. The Company believes that these provisions will assist the Company in attracting and retaining qualified individuals to serve as directors.

      Reference is hereby made to Section 2.3 of the Registration Rights Agreement filed as Exhibit 4.1 to the Company's Current Report on Form 8-K dated October 20, 1998, filed on November 3, 1998, for a description of indemnification arrangements between the Company and the Selling Stockholders, pursuant to which the Selling Stockholders are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the Company against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act").

ITEM 16.  EXHIBITS.

      Exhibits

      2.1 Agreement and Plan of Merger by and among META Group, Inc., MG Acquisition Corporation and The Sentry Group, Inc. dated as of September 23, 1998 ("Agreement and Plan of Merger") (with certain confidential information deleted) (filed as Exhibit 2.1 to Registrant's Current Report on Form 8-K dated October 20, 1998, filed on November 3, 1998 (File No. 0-27280) and incorporated herein by reference).

      2.2   Amendment No. 1 to Agreement and Plan of Merger (filed as Exhibit
            2.2 to Registrant's Current Report on Form 8-K dated October 20, 1998, filed on November 3, 1998 (File No. 0-27280) and incorporated herein by reference).

      2.3   Amendment No. 2 to Agreement and Plan of Merger (filed as Exhibit
            2.1 to Registrant's Quarterly Report on Form 10-Q dated August 14, 2000 (File No. 0-27280) and incorporated herein by reference).

      4.1   Specimen certificate representing the Common Stock (filed as Exhibit
            4.1 to Registrant's Registration Statement on Form S-1 (File No. 33-97848) and incorporated herein by reference).

      4.2 Registration Rights Agreement dated as of October 20, 1998 by and among META Group, Inc. and certain stockholders of The Sentry Group, Inc. listed on the signature pages thereto (filed as Exhibit 4.1 to Registrant's Current Report on Form 8-K dated October 20, 1998, filed on November 3, 1998 (File No. 0-27280) and incorporated herein by reference).

      4.3 Escrow Agreement dated as of October 20, 1998 among META Group, Inc., Peter A. Naber and State Street Bank and Trust Company (filed as Exhibit 4.2 to Registrant's Current Report on Form 8-K dated October 20, 1998, filed on November 3, 1998 (File No. 0-27280) and incorporated herein by reference).

      4.4 Form of Common Stock Purchase Warrant (Immediate Vesting) issued to Stockholders of The Sentry Group, Inc. on October 20, 1998 (filed as
            Exhibit 10.2 to Registrant's Quarterly Report on Form 10-Q dated November 16, 1998 (File No. 0-27280) and incorporated herein by reference).

      4.5 Form of Common Stock Purchase Warrant (Contingent Vesting) issued to stockholders of The Sentry Group, Inc. on October 20, 1998 (filed as
            Exhibit 10.3 to Registrant's Quarterly Report on Form 10-Q dated November 16, 1998 (File No. 0-27280) and incorporated herein by reference).

      5.1   Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith).

      23.1  Consent of Testa, Hurwitz & Thibeault, LLP (contained in Exhibit
            5.1).

      23.2  Consent of Deloitte & Touche LLP (filed herewith).

      24.1 Powers of Attorney (included as part of the signature page to this Registration Statement).

ITEM 17.  UNDERTAKINGS.

(a)   The undersigned Registrant hereby undertakes:

      (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Act;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (2) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof;

      (3) to remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

      (4) if the registrant is a foreign private issuer, to file a post effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, PROVIDED, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
    Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)   The undersigned registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant, META Group, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 7th day of September, 2000.

                                    META GROUP, INC.

                                    By:  /s/ Bernard F. Denoyer
                                       -------------------------------------
                                       Bernard F. Denoyer
                                       Senior Vice President-Finance, Chief
                                       Financial Officer, Treasurer
                                       and Secretary


                                POWER OF ATTORNEY

      We, the undersigned officers and directors of META Group, Inc., hereby severally constitute and appoint Dale Kutnick and Bernard F. Denoyer, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-3 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable META Group, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURE                              TITLE(S)                        DATE
              ---------                              --------                        ----

/s/ Dale Kutnick                       Chief Executive Officer, President,    September 7, 2000
--------------------------------       Co-Research Director and Director
Dale Kutnick                           (Principal Executive Officer)

/s/ Bernard Denoyer                    Senior Vice President- Finance,        September 7, 2000
--------------------------------       Chief Financial Officer, Treasurer
Bernard Denoyer                        and Secretary (Principal Financial
                                       and Accounting Officer)

/s/ Gayl W. Doster                     Director                               September 7, 2000
--------------------------------
Gayl W. Doster

/s/ Harry S. Gruner                    Director                               September 7, 2000
--------------------------------
Harry S. Gruner

/s/ George C. McNamee                  Director                               September 7, 2000
--------------------------------
George C. McNamee

/s/ Howard Rubin                       Director                               September 7, 2000
--------------------------------
Howard Rubin

/s/ Francis Saldutti                   Director                               September 7, 2000
--------------------------------
Francis Saldutti

/s/ Michael Simmons                    Director                               September 7, 2000
--------------------------------
Michael Simmons

                                  EXHIBIT INDEX

Exhibit No.       Description of Exhibit
-----------       ----------------------

2.1 Agreement and Plan of Merger by and among META Group, Inc., MG Acquisition Corporation and The Sentry Group, Inc. dated as of September 23, 1998 ("Agreement and Plan of Merger") (with certain confidential information deleted) (filed as Exhibit 2.1 to Registrant's Current Report on Form 8-K dated October 20, 1998, filed on November 3, 1998 (File No. 0-27280)).*

2.2               Amendment No. 1 to Agreement and Plan of Merger (filed as
                  Exhibit 2.2 to Registrant's Current Report on Form 8-K dated October 20, 1998, filed on November 3, 1998 (File No. 0-27280)).*

2.3               Amendment No. 2 to Agreement and Plan of Merger (filed as
                  Exhibit 2.1 to Registrant's Quarterly Report on Form 10-Q dated August 14, 2000 (File No. 0-27280)).*

4.1 Specimen certificate representing the Common Stock (filed as Exhibit 4.1 to Registrant's Registration Statement on Form S-1 (File No. 33-97848)).*

4.2 Registration Rights Agreement dated as of October 20, 1998 by and among META Group, Inc. and certain stockholders of The Sentry Group, Inc. listed on the signature pages thereto (filed as Exhibit 4.1 to Registrant's Current Report on Form 8-K dated October 20, 1998, filed on November 3, 1998 (File No. 0-27280)).*

4.3 Escrow Agreement dated as of October 20, 1998 among META Group, Inc., Peter A. Naber and State Street Bank and Trust Company (filed as Exhibit 4.2 to Registrant's Current Report on Form 8-K dated October 20, 1998, filed on November 3, 1998 (File No. 0-27280)).*

4.4 Form of Common Stock Purchase Warrant (Immediate Vesting) issued to Stockholders of The Sentry Group, Inc. on October 20, 1998 (filed as Exhibit 10.2 to Registrant's Quarterly Report on Form 10-Q dated November 16, 1998 (File No. 0-27280)).*

4.5 Form of Common Stock Purchase Warrant (Contingent Vesting) issued to stockholders of The Sentry Group, Inc. on October 20, 1998 (filed as Exhibit 10.3 to Registrant's Quarterly Report on Form 10-Q dated November 16, 1998 (File No. 0-27280)).*

5.1               Opinion of Testa, Hurwitz & Thibeault, LLP.**

23.1              Consent of Testa, Hurwitz & Thibeault, LLP (contained in
                  Exhibit 5.1).**

23.2              Consent of Deloitte & Touche LLP.**

24.1 Powers of Attorney (included as part of the signature page to this Registration Statement).**

----------
* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.
** Filed herewith.